UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2006

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2006, at the LeapFrog Enterprises, Inc. (the “Company”) Annual Meeting of Stockholders, the stockholders approved the proposal to amend the 2002 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) to increase the aggregate number of shares of Class A common stock authorized for issuance under the Directors’ Plan by 500,000 shares and to add restricted stock, restricted stock unit awards, performance stock awards and stock appreciation rights to the types of awards available for grant under the Directors’ Plan. The stockholders also approved the proposal to amend the 2002 Equity Incentive Plan (the “Incentive Plan”) to increase the aggregate number of shares of Class A common stock authorized for issuance under the Incentive Plan by 2,000,000 shares and to expand the types of awards available for grant under the Incentive Plan. The foregoing description is qualified in its entirety by reference to the Directors’ Plan, as amended, and the Incentive Plan, as amended, filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	2002 Non-Employee Directors’ Stock Award Plan, as amended

10.2	2002 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

	By:	/s/ William B. Chiasson
William B. Chiasson
Date: July 14, 2006		Chief Financial Officer